October 21, 1994


                         AMENDED AND RESTATED
                        DEFERRED PAYMENT PLAN
                    FOR THE BOARDS OF DIRECTORS OF
                    SOUTH JERSEY INDUSTRIES, INC.,
                     SOUTH JERSEY GAS COMPANY AND
                       ENERGY & MINERALS, INC.
                          R & T GROUP, INC.
                     SOUTH JERSEY ENERGY COMPANY


1. South Jersey Industries, Inc. (Industries), South Jersey Gas Company (Gas Company), Energy & Minerals, Inc. (EMI),
     R & T Group, Inc. (RTG) and South Jersey Energy Company
     (Energy Company) (collectively the Companies) hereby establish a Deferred Payment Plan (the Plan) for the benefit of members of the Boards of Directors of the Companies. A Director of one or more of the Companies may elect to defer receipt of all or a part of fees payable to the Director by the Companies for services rendered as a member of one or more of the Boards of the Companies and Committees thereof, as set forth in paragraph
     3. For purposes of the Plan, "Directors Fees" shall mean any compensation payable to a Director for services rendered to all of the Companies for which he or she serves in that capacity, including fees payable for services as a member of any Committee of any of the Boards of Directors.

2. Industries shall establish and maintain on its books a deferred payment account (Deferred Payment Account) which shall be administered by the Treasurer of Industries in the name of each Director who elects to participate in the Plan. After the effectiveness of a Director's election, pursuant to the election provisions of the Plan, to defer receipt of all or a portion of his or her Director's Fees, Industries shall credit to, and Gas Company, EMI, RTG and Energy Company shall pay into, the Deferred Payment Account as of the last day of each calendar quarter the designated amount of his or her Fees payable by each of such Companies. Interest at the rate quoted from time to time by First Jersey National Bank/South, on Individual Retirement Accounts or Keough Plan Accounts, or such other rate as the Board of Directors of Industries may from time to time determine, shall accrue on all amounts held in the Deferred Payment Account, and shall be credited and compounded quarterly. All right and title in and to all amounts credited to the Deferred Payment Account shall at all times be the sole and absolute property of Industries and be part of its general funds, and shall in no event be deemed to constitute a fund or collateral security for the payments provided under the applicable Plan provisions. To the extent that any Director or his or her designee acquires a right to receive payments under the Plan, such right shall be no greater than the right of any unsecured general creditor of Industries. Neither the Director nor his or her designee shall have any interest in any amounts credited to the Deferred Payment Account, or any right to commute, encumber, pledge, sell, assign, or transfer any right to receive payments under the Plan, except by will or the laws of descent and distribution. All payments and rights thereto are expressly declared to be nonassignable.


3. An election to defer receipt of all or a part of Directors' Fees shall be made in writing on a form provided for that purpose and shall be filed with the Secretary of Industries. An election shall become effective for Directors' Fees payable for services rendered during the month beginning after the date such election is filed with the Secretary of Industries, and shall remain in effect unless the Director revokes his election by a notice in writing filed with the Secretary of Industries. Any such revocation shall be applicable only prospectively for Directors' Fees payable for services rendered beginning the month after the date such revocation is filed with the Secretary of Industries, and shall not affect amounts previously credited to the Deferred Payment Account.


4. All amounts standing to the credit of a Director in the Deferred Payment Account shall be paid to such Director, if living, at the time and in the manner specified in his or her initial election filed with the Secretary of Industries. The Director may elect to receive all such amounts in a single lump-sum payment or in a number (specified by him or her) of annual installment payments (the amounts of each of which shall equal a fraction of the balance credited to him or her in the Deferred Payment Account at the time of the first such payment, the numerator of such fraction being one (1) and the denominator of such fraction being the total number of annual installments). Each annual installment payment shall be accompanied by the payment of interest accrued and credited for the benefit of such Director in the Deferred Payment Account to the end of the last calendar quarter preceding the date of payment. The date on which the single lump-sum payment or the initial installment payment shall be made shall be specified in the election filed with the Secretary of Industries and shall be determined by reference to a Director's age or the date on which he or she is no longer a Director of any of the Companies. A Director may amend the method or time of payment to him or her of amounts held in the Deferred Payment Account at any time on or before the last day of the calendar year immediately preceding the calendar year in which the single lump-sum payment or the initial installment payment would otherwise be paid pursuant to the immediately preceding sentence. On or after the first day of the calendar year in which the single lump-sum payment or initial installment payment is to be made, a Director may not amend the time or method of payment to him or her of amounts held in the Deferred Payment Account without the consent of the Board of Directors of the Company that will make payment of such amounts, but such Board of Directors may, in its sole discretion and without any obligation to do so, consent to an amendment requested by a Director in such time or method of payment, provided that a decision to consent to such a request is made by majority vote of the members of that Board of Directors and that the Director making the request does not participate in the decision.


5. In the event that a Director shall die before all amounts credited to his or her benefit in the Deferred Payment Account shall have been paid to him, Industries shall make payments of the balance of such amounts in one lump-sum amount to such person or persons as the Director shall designate by notice in writing filed with the Secretary of Industries or, in the absence of such designation, to the Director's estate. The Director may, from time to time, by notice filed with the Secretary of Industries, substitute another or further beneficiary or beneficiaries to receive all or a portion of such lump-sum amount payable subsequent to his or her death.

6. The Plan may be amended or terminated at the discretion of the Boards of Directors. However, any such amendment or termination will not affect any amount already credited to the Deferred
     Payment Account.


                                           Dated: October 21, 1994